Exhibit 99.1

CHENIERE ENERGY, INC. PRESS RELEASE

CONTACT: DAVID CASTANEDA

VICE PRESIDENT

INVESTOR & MEDIA RELATIONS

TOLL-FREE 888-948-2036

DIRECT 713-265-0202

E-mail:  Info@Cheniere.com

Cheniere Energy, Inc. Reports 2nd Quarter Results

Houston – August 10, 2004 – Cheniere Energy Inc. (AMEX: LNG) reported a net loss of $8,052,907, or $0.43 per share (basic and diluted) for the quarter ended June 30, 2004, compared to a net loss of $1,624,242, or $0.11 per share (basic and diluted), during the corresponding period in 2003.

The major factors contributing to the net loss during the second quarter of 2004 were: (1) LNG receiving terminal development expenses of $5,453,877 (which were offset by a $751,907 minority interest in the operations of Corpus Christi LNG, L.P. (“Corpus LNG”), (2) other general and administrative expenses of $1,605,341 and (3) the Company’s equity share of the net loss in Freeport LNG Development, L.P. (“Freeport LNG”) of $1,487,904.

Cheniere’s working capital at June 30, 2004, was $8,446,404 compared to $155,526 at December 31, 2003.  The increase is primarily attributable to the sale of our common stock through a private placement offering in January 2004 and exercises of warrants and stock options that resulted in aggregate net proceeds of $16,398,335.  We also received a $2,500,000 payment from Freeport LNG, which was payable pursuant to the sale of a 60% interest in the Freeport LNG project, and $2,186,000 in partnership contributions from our Corpus LNG minority owner.  Major uses of working capital included $12,570,564 related to LNG terminal development and other general and administrative expenses during the six months ended June 30, 2004.

Cheniere Energy, Inc. is a Houston-based developer of Liquefied Natural Gas Receiving Terminals and a Gulf of Mexico E&P company.  Cheniere is developing Gulf Coast LNG Receiving Terminals in Sabine Pass, LA, and Corpus Christi, TX.  Cheniere is also a 30% limited partner in Freeport LNG Development, L.P., which is developing an LNG receiving terminal in Freeport, Texas.  Cheniere conducts exploration for oil and gas in the Gulf of Mexico using a regional database of 7,000 square miles of PSTM 3D seismic data.  Cheniere also owns 9% of Gryphon Exploration Company, along with Warburg, Pincus Equity Partners, L.P. which owns 91%. Additional information about Cheniere Energy, Inc. may be found on its Web site at www.cheniere.com, by contacting the company’s investor and media relations department toll-free at 888-948-2036 or by writing to: Info@Cheniere.com.

This press release contains certain statements that may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included herein are “forward-looking statements.”  Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere’s business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere’s LNG receiving terminal business.  Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect.  Cheniere’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

(Financial table follows)

Cheniere Energy, Inc.

Selected Financial Information

	(Unaudited)		(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenues	$334,646	$121,300	$666,991	$231,420
Operating Costs and Expenses
Production Taxes	6,850	—	14,228	—
Depreciation, Depletion and Amortization	160,930	91,311	366,355	150,003
General and Administrative Expenses
LNG Terminal Development	5,453,877	623,048	9,329,653	1,017,109
Non-Cash Compensation	434,999	—	2,260,833	—
Other	1,605,341	592,690	3,240,911	1,112,801
Total General and Administrative Expenses	7,494,217	1,215,738	14,831,397	2,129,910
Total Operating Costs and Expenses	7,661,997	1,307,049	15,211,980	2,279,913
Loss from Operations	(7,327,351)	(1,185,749)	(14,544,989)	(2,048,493)
Equity in Net Income (Loss) of Limited Partnership	(1,487,904)	(859,947)	667,271	(2,059,947)
Gain on Sale of LNG Assets	—	—	—	4,760,000
Gain on Sale of Limited Partnership Interest	—	—	—	423,454
Reimbursement from Limited Partnership Investment	—	—	2,500,000	—
Interest Income	10,441	687	16,473	1,286
Minority Interest	751,907	420,767	2,233,379	420,767
Net Income (Loss)	$(8,052,907)	$(1,624,242)	$(9,127,866)	$1,497,067

Net Income (Loss) Per Share - Basic	$(0.43)	$(0.11)	$(0.49)	$0.11
Net Income (Loss) Per Share - Diluted	$(0.43)	$(0.11)	$(0.49)	$0.10
Weighted Average Shares Outstanding - Basic	18,916,701	14,420,250	18,512,980	13,861,923
Weighted Average Shares Outstanding - Diluted	18,916,701	14,420,250	18,512,980	14,446,284

	(Unaudited)
	6/30/2004	12/31/2003
Current Assets	$11,752,498	$4,487,352
Oil and Gas Properties, net, full cost method	19,455,285	19,134,954
LNG Site & Other Related Costs	585,035	310,500
Fixed Assets, net	961,273	578,281
Investment in Limited Partnership	667,271	—
Intangible LNG Assets	79,670	79,670
Total Assets	$33,501,032	$24,590,757

Current Liabilities	$3,306,094	$4,331,826
Deferred Revenue	1,000,000	1,000,000
Minority Interest	72,653	120,032
Stockholders’ Equity	29,122,285	19,138,899
Total Liabilities and Stockholders’ Equity	$33,501,032	$24,590,757

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